EXHIBIT 24.2

                                TOYS "R" US, INC.

                             Secretary's Certificate

      I, Dennis J. Block, Secretary of Toys "R" Us, Inc., a Delaware corporation (the "Company"), DO HEREBY CERTIFY that the following is a true and complete copy of the resolution duly adopted by the Board of Directors of the company at a meeting duly held on March 9, 1999. Said resolution has not been modified or rescinded since its adoption and is in full force and effect as of the date hereof.

                  RESOLVED, that the execution of the Company's Annual Report on
            Form 10-K for the fiscal year ended January 30, 1999, and any amendments thereto (the "Form 10-K"), by each of Robert C. Nakasone, Chief Executive Officer of the Company (as Principal Executive Officer), Louis Lipschitz, Executive Vice President and Chief Financial Officer of the Company (as Principal Financial Officer) and Raymond L. Arthur, Vice President - Controller of the Company (as Principal Accounting Officer) pursuant to a Power of Attorney (the "Power of Attorney"), substantially in the form approved by the Board of Directors, be and hereby is approved, and that the Power of Attorney along with a certified copy of this resolution be filed as an exhibit to the Form 10-K pursuant to the requirements of Item 601(b)(24) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

      IN WITNESS WHEREOF, I have hereunto set my hand this 1st of April, 1999.

                                                    /s/ Dennis J. Block
                                                    ----------------------------
                                                    Dennis J. Block
                                                    Secretary